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                                                                   Exhibit 99(a)

                       PROXY/VOTING INSTRUCTION CARD             [FRONT OF CARD]
                           FIRST STATE BANCORP, INC.
                                 Common Stock

   Proxy for Special Meeting of Stockholders to be held on __________, 1998

     The undersigned hereby appoint _______________________ and ________________
and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of stock of the undersigned as specified below at the special meeting of stockholders of First State Bancorp, Inc. to be held on __________, 1998, and any adjournment or postponements thereof.

     The Board of Directors Recommends a Vote FOR the Following Proposal:

     Approval of the Agreement and Plan of Reorganization, among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation VII, Inc. and First State Bancorp, Inc.

                    FOR                            AGAINST
                    [_]                              [_]

Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement and Plan of Reorganization.

     The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including without limitation upon any proposal to postpone or adjourn the Special Meeting.


                                                                          , 1998
                                       -----------------------------------------
                                       SIGNATURE                            Date

                                                                          , 1998
                                       -----------------------------------------
                                       TITLE (IF APPLICABLE)                Date


                                                                          , 1998
                                       -----------------------------------------
                                       SIGNATURE(S) IF HELD JOINTLY         Date


                                                                          , 1998
                                       -----------------------------------------
                                       SIGNATURE(S) IF HELD JOINTLY         Date

     Should any joint tenants be deceased please attach certified copy of the death certificate or affidavit of death.
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                                                                  [BACK OF CARD]

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1. Mark your vote for the proposal in one of the two boxes on the other side of this card.

2. Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

3.   Mail the completed card with signature in the enclosed reply envelope to:

     First State Bancorp, Inc.
     Attention:  Corporate Secretary
     5th and Broadway
     Pittsburg, Kansas  66762

If you have any questions regarding completion of this proxy card, contact _____________ at (316) 231-2000.